UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):   September 12, 2003

                   Military Communications Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
              -----------------------------------------------------
                 (State or other jurisdiction of incorporation)


       000-26375                                 84-1472120
(Commission  File  Number)              (IRS  Employer  Identification  No.)

                 2222 Michelson Drive, Suite 477 Irvine CA 92612
              -----------------------------------------------------
           (Address  of  principal  executive  offices)  (Zip  Code)

                                 (949) 622-5508
              -----------------------------------------------------
               Registrant's  telephone  number,  including  area  code:

                             NetSalon  Corporation
             2235 1st Street, Suite 216, Fort Meyers, Florida 33901
              ----------------------------------------------------
                   (Former name, address and telephone number)


     This   Current   Report   on  Form  8-K is filed by Military Communications
Technologies, Inc., a Delaware corporation (the "Company") in connection with the matters described herein.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On September 12, 2003, Military Communications Technologies Inc. ("MLTA") entered into an agreement with Lance Perry and Robert Proctor, former officers of MLTA (the "Shareholders") effectuating a management buyout of MLTA's wholly owned subsidiary NetSalon I Inc ("NSLN 1").

     Under the terms of the Agreement, MLTA delivered 100% of the outstanding shares of NSLN 1 to the Shareholders and the Shareholders waived any and all rights potentially held by them for any and all outstanding obligations.

     MLTA determined that the consideration paid in connection with this exchange was reasonable considering the potential obligations MLTA had to the Shareholders and the value of NSLN 1 to MLTA as opposed to the value of NSLN 1 in the hands of the Shareholders. Management of MLTA determined that the consideration was reasonable and in the best interests of MLTA shareholders.

     MLTA retains many of the operational liabilities incurred by NSLN 1. MLTA Management believes that these liabilities can be settled at a subsequent discount to their current value.

     NSLN 1 held substantially all of the prior operational business of NetSalon prior to the acquisition. Management of MLTA has determined that this business is not sufficiently profitable to warrant continuing to operate and consequently intends to focus all its attention on the operations of Military Communications Technologies and the distribution and marketing of the PC4 operating system.

Item  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

Financial  Statements:

Financial Statements required by this item will be filed within 60 days after the date this initial report on Form 8-K is filed.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                      MILITARY  COMMUNICATIONS  TECHNOLOGIES,  INC.



                                      /s/ Roger T. May----------------
                                      Roger  T.  May
                                      Executive  Director